Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Operating Data
	2003	2002	2003	2002
Net Natural Gas Sales (Mcf/day)
North America	211,884	206,072	213,818	198,552
Thailand	89,820	79,504	89,401	76,298

Total Natural Gas	301,704	285,577	303,219	274,850
Gas Price ($/Mcf)
North America	$5.33	$3.21	$5.46	$3.01
Thailand	$2.48	$2.12	$2.40	$2.22

Average Gas Price	$4.48	$2.91	$4.56	$2.79
Net Liquids Production (Bbl/day)
Crude & Condensate
North America	43,863	30,659	41,937	28,862
Thailand	21,807	15,715	22,446	16,114

Total Crude & Condensate	65,670	46,374	64,383	44,976
Plant Products	3,467	5,026	3,990	4,323

Total Liquids	69,137	51,400	68,373	49,299
Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	43,863	30,659	41,937	28,862
Thailand*	22,881	15,739	21,507	15,205

Total Crude & Condensate	66,744	46,398	63,444	44,067
Plant Products	3,467	5,026	3,990	4,323

Total Liquids	70,211	51,424	67,434	48,390
Average Prices ($/Bbl)
Crude & Condensate
North America	$28.05	$24.28	$30.08	$22.39
Thailand*	$26.28	$24.32	$28.84	$22.09

Average Crude & Cond. Prices	$27.44	$24.29	$29.66	$22.29
Plant Products	$18.09	$15.49	$20.46	$13.85

*
Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000's)	6/30/2003	12/31/2002
Total Assets	$2,629,741	$2,491,593
Long-term Debt*	565,000	724,987
Shareholders' Equity	1,273,482	1,077,784
Working Capital	195,005	137,971

*
Excludes debt discount of $1,913 and $2,084, respectively